EXHIBIT 3.29

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      PART A: INTRODUCTION

1     Defined terms

      In this constitution:

      1.1   The following expressions have the following meanings:

            the Act means the Companies Act 1993;

            the Board means Directors who number not less than the required quorum acting together as the board of directors of the Company or, if the Company only has one Director, that Director;

            the Company means Weight Watchers New Zealand Limited;

            this constitution means this constitution as it may be altered from time to time in accordance with the Act;

            Director means a person appointed as a director of the Company in accordance with this constitution;

            the Majority Shareholder means one or more shareholders holding Shares which carry more than 50 percent of the total votes attaching to Shares;

            Shares means a share in the Company;

            written or in writing in relation to words, figures and symbols includes all modes of presenting or reproducing those words, figures and symbols in a tangible and visible form.

      1.2 Subject to clause 1.1, expressions which are defined in the Act (whether generally, or for the purposes of one or more particular provisions) have the meanings given to them by the Act. Where an expression is defined in the Act more than once and in different contexts, its meaning is governed by the context in which it appears in this constitution.

2     Construction

      In this constitution:

      2.1 Headings appear as a matter of convenience and do not affect the interpretation of this constitution;

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      2.2 The singular includes the plural and vice versa, and words importing one gender include the other genders;

      2.3 A reference to an enactment or any regulations is a reference to that enactment or those regulations as amended, or to any enactment or regulations as amended, or to any enactment or regulations substituted for that enactment or those regulations;

      2.4   The Schedule forms part of this constitution.

      PART B: SHARES AND SHAREHOLDERS

      SHARES

3     Company's Shares

      At the date of its registration under the Act the Company has 100 Shares. No money is payable for calls or otherwise on those Shares.

      ISSUE OF SHARES

4     Board to issue Shares

      4.1 The Board may issue Shares or securities that are convertible into Shares or options to acquire Shares at any time, to any person, and in any number it thinks fit, provided:

            4.1.1 those Shares are issued to existing shareholders in such proportions as maintain the voting and distribution rights which the shareholders had immediately prior to the issue; or

            4.1.2 that issue has first been approved in writing by the Majority
                  Shareholder; or

            4.1.3 all entitled persons in the Company have first agreed to or concurred in the issue, in writing; or

            4.1.4 in the case of Shares, those Shares are issued in accordance with:

                  (a) the terms of conversion of securities convertible into Shares, or

                  (b) the terms of any option to acquire Shares, which have been issued in accordance with this constitution.

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      4.2 Subject to this constitution, the Board may issue Shares that rank as to voting or distribution rights, or both, equally with or prior to any existing Shares, and any such issue will not be treated as an action affecting the rights attached to existing Shares.

5     Board need not comply with statutory pre-emptive rights

      If the Board issues Shares that rank as to voting or distribution rights, or both, equally with or prior to existing Shares, the Board need not first offer those Shares to existing shareholders for acquisition.

      CALLS

6     Board may make calls

      The Board may make calls on any shareholder for any money that is unpaid on that shareholder's Shares and not otherwise payable at a specified time or times under this constitution, the terms of issue of those Shares or any contract for the issue of those Shares.

      ACQUISITION OF OWN SHARES

7     Company may acquire and hold Shares

      7.1 The Company may purchase or otherwise acquire Shares and may hold those Shares in accordance with the Act. If the Company intends to transfer any Shares which it has acquired and held, such transfer will be treated as a new issue of Shares and the Board must first comply with the requirements of this constitution for issues of Shares.

      7.2 The Board may purchase or otherwise acquire Shares from such shareholders and in such numbers or proportions as it thinks fit, in accordance with the Act.

      PART C: DIRECTORS

      APPOINTMENT AND REMOVAL

8     Number of Directors

      The minimum number of Directors shall be 1. The Majority Shareholders may change the minimum and/or the maximum number of Directors by written notice to the Company.

9     Shareholders may appoint Directors

      Any person who is not disqualified under the Act may be appointed as a Director or the chairperson of the Board by:

      9.1   a written notice to the Company signed by the Majority Shareholder;
            or

      9.2   an ordinary resolution, which may appoint more than one Director.

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
------------------------------------------------------------------------d, the
shares in respect of which the call was made will be liable to be forfeited.

34.   POWER TO FORFEIT

34.1 If the requirements of a notice served under Article 33 are not complied with, any share in respect of which the notice has been given may at any time afterwards, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

34.2 Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

35.   POWERS OF DIRECTORS

      A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the directors think fit.

36.   CONSEQUENCES OF FORFEITURE

      A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay to the company all money that, at the date of forfeiture, was payable by him to the company in respect of the shares (including interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of the interest), but his liability ceases if and when the company receives payment in full of all the money (including interest) so payable in respect of the shares.

37.   PRIMA FACIE EVIDENCE OF FORFEITURE

      A statement in writing declaring that the person making the statement is a director or a secretary of the company, and that a share in the company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

38.   TRANSFERS AFTER FORFEITURE AND SALE

38.1 The company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

38.2 Upon the execution of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

38.3 The title of the transferee to the share is not affected by any irregularity or invalidity in connection with

16    Written resolutions may be in counterparts

      Any written resolution may consist of several copies of the resolution, each signed or assented to by one or more of the Directors. A copy of a written resolution, which has been signed and is sent by facsimile or any similar means of communication, will satisfy the requirements of this clause.

17    Committee proceedings

      The provisions of this constitution relating to proceedings of the Board also apply to proceedings of any committee of Directors, except to the extent the Board determines otherwise.

      DIRECTORS' DUTIES

18    Directors may act in interest of holding company

      If at any time the Company is a wholly-owned subsidiary of a body corporate then, when exercising powers or performing duties as a Director, any Director may act in a manner which he or she believes is in the best interests of the Company's holding company even though it may not be in the best interests of the Company.

      REMUNERATION

19    Board's power to authorize remuneration and other benefits is limited

      The Board may authorize:

      19.1 the payment of remuneration or the provision of other benefits by the Company to a Director for services as a Director or in any other capacity;

      19.2 the payment by the Company to a Director of compensation for loss of office;

      19.3  the making of loans by the Company to a Director;

      19.4 the giving of guarantees by the Company for debts incurred by a Director; and

      19.5 the entering into of a contract to do any of the things set out in this clause;

      only if the relevant action as been approved by written notice signed by the Majority Shareholder or approved by an ordinary resolution. This clause does not apply to the payment of remuneration or the provision of other benefits to an executive Director in his or her capacity as an executive or to any other Director in respect of any professional services proved by that Director to the Company.

20    Expenses

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      A Director may be reimbursed for reasonable traveling, accommodation and other expense incurred in the course of performing duties or exercising powers as a Director of the Company, without requiring the prior authorization of shareholders.

      ALTERNATE DIRECTORS

21    Directors may appoint and remove alternate Directors

      Every Director may:

      21.1 appoint any person who is not disqualified by the Act from being a director, and whose appointment has been approved in writing by a majority of the other Directors, to act as an alternate Director in his or her place; and

      21.2  remove that person from that office,

      by giving written notice to that effect to the Company.

22    Alternate Director has powers of appointor

      While acting in the place of the Director who appointed him or her, an alternate Director:

      22.1 has, and may exercise and discharge, all the powers, rights, duties and privileges of that Director (including the right to receive notice of, be counted as part of the quorum of, participate in, and vote at a meeting of the Board and to sign any document, including a written resolution, and to act as chairperson of the Board, but excluding the right to appoint an alternate Director);

      22.2 is also subject to the same terms and conditions of appointment as that Director, except in respect of remuneration.

23    Termination of appointment of alternate Director

      The appointment of an alternate Director terminates automatically if the Director who appointed him or her ceases to be a Director.

      PART D: GENERAL

      INDEMNITY AND INSURANCE FOR DIRECTORS AND EMPLOYEES

24    Company may indemnify directors and employees for certain liabilities

      The Company may indemnify a director or employee of the Company or a related company for any liability or costs for which a director or employee may be indemnified under the Act. The Board may determine the terms and conditions of any such indemnity.

25    Company may effect insurance for directors and employees

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      The Company may, with the prior approval of the Board, effect insurance for a director or employee of the Company or a related company for any liability or costs for which a company may effect insurance for a director or employee under the Act. The Board may determine the amounts and the terms and conditions of any such insurance.

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      EXECUTION OF DEEDS

26    Manner of execution of deeds

      An obligation which, if entered into by a natural person, would, by law, be required to be by deed, may be entered into on behalf of the Company in writing signed under the name of the Company by:

      26.1  two or more Directors; or

      26.2 if there is only one Director, that Director, whose signature must be witnessed; or

      26.3 one or more attorneys appointed by the Company in accordance with the Act.

      26.4 a Director, or any other person authorised by the Board whose signature must be witnessed; or

      LIQUIDATION

27    Distribution of assets in kind

      If the Company is liquidated the liquidator may, with the approval of the Majority Shareholder and any other sanction required by the Act:

      27.1 divide among the shareholders in kind the whole or any part of the assets of the Company and for that purpose the liquidator may:

            27.1.1 fix such values for assets as the liquidator considers to be appropriate;

            27.1.2 determine how the division will be carried out as between shareholders or different classes of shareholders; and

            27.1.3 vest the whole or any part of any such assets in trustees upon such trusts for the benefit such of those shareholders as the liquidator thinks fit,

      but so that no shareholder is compelled to accept any shares or other securities on which there is any liability.

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      SCHEDULE: PROCEEDINGS OF THE BOARD

      NOTICE OF MEETING

1     Director's power to convene meetings

      A Director, or any other person at the request of a Director, may convene a meeting of the Board by giving notice in accordance with this Schedule.

2     Notice to be sent to Director's address

      The notice of meeting must be a written notice sent to the address or facsimile number, or an electronic mail message sent to the electronic mail address, which the Director provides to the Company for that purpose, or if an address or facsimile number, or electronic mail address, is not provided, then a written notice to his or her last place of employment or residence or facsimile number known to the Company.

3     Notice to contain certain details

      The notice of meeting must include the date, time and place of the meeting.

4     Period of notice required to be given to Directors

      At least two days' notice of a meeting of the Board must be given unless the chairperson of the Board (or, in the chairperson's absence from New Zealand, any other Director) believes it is necessary to convene a meeting of the Board as a matter of urgency, in which case shorter notice of the meeting of the Board may be given, so long as at least two hour's notice is given.

5     Absent Directors

      If a Director, who is for the time being absent from New Zealand, supplies the Company with a facsimile number or address or electronic mail address to which notices are be sent during his or her absence, then notice must be given to that Director. Otherwise notice need not be given to any Director for the time being absent from New Zealand. However, if he or she has an alternate Director who is in New Zealand, then notice must be given to that person.

6     Directors may waive irregularities in notice

      Any irregularity in the notice of a meeting, or failure to comply with clauses 1 to 5 of this Schedule, is waived if all Directors entitled to receive notice of the meeting attend the meeting without protest as to the irregularity or failure, or if all Directors entitled to receive notice of the meeting agree to the waiver.

      MEETING AND QUORUM

7     Methods of holding meetings

      A meeting of the Board may be held either:

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      7.1 By a number of Directors who constitute a quorum being assembled together at the place, date and time appointed for the meeting; or

      7.2 By means of audio, or audio and visual, communications by which a quorum of Directors participating can simultaneously hear each other throughout the meeting.

8     Quorum for Board Meeting

      The quorum necessary for the transaction of business at a meeting of the Board is two Directors, unless the Company only has one Director, in which case the quorum is one Director. The Majority Shareholder may change the number of Directors required for a quorum by written notice to the Company. No business may be transacted at a meeting of the Board unless a quorum is present.

9     Meeting adjourned if no quorum

      If a quorum is not present within 30 minutes after the time appointed for a meeting of the Board, the meeting will be adjourned automatically until the following working day at the same time and place. If at the adjourned meeting a quorum is not present within 30 minutes from the time appointed for the meeting, the Directors present will constitute a quorum.

      CHAIRPERSON

10    Chairperson to chair meetings

      The chairperson will chair all meetings of the Board at which he or she is present. If no chairperson of the Board is elected, or if at a meeting of the Board the chairperson of the Board is not present within 5 minutes from the time appointed for the meeting, then the Directors present may elect one of their number to chair the meeting.

      VOTING

11    Voting on resolutions

      Each Director has one vote. A resolution of the Board is passed if it is agreed to by all Directors present without dissent or if a majority of the votes cast on it are in favour of it. A Director present at a meeting of the Board may abstain from voting on a resolution, and any Director who abstains from voting on a resolution will not be treated as having voted in favour of it for the purposes of the Act.

12    Chairperson does not have casting vote

      In the case of an equality of votes, the chairperson of the Board does not have a casting vote.

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

      MINUTES

13    Board must keep minutes of proceedings

      The Board must ensure that minutes are kept of proceedings at meetings of the Board. Minutes which have been signed correct by the chairperson of the meeting are evidence of the proceedings at the meeting unless they are shown to be inaccurate.

      OTHER PROCEEDINGS

14    Board may regulate other proceedings

      Except as set out in this Schedule, the Board may regulate its own procedure.

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

PART A: INTRODUCTION ..........................................................1

PART B: SHARES AND SHAREHOLDERS ...............................................2
      SHARES ..................................................................2
      ISSUE OF SHARES .........................................................2
      CALLS ...................................................................3
      ACQUISITION OF OWN SHARES ...............................................3

PART C: DIRECTORS .............................................................3
      APPOINTMENT AND REMOVAL .................................................3
      CHAIRPERSON .............................................................4
      PROCEEDINGS OF THE BOARD ................................................4
      DIRECTORS' DUTIES .......................................................5
      REMUNERATION ............................................................5
      ALTERNATE DIRECTORS .....................................................6

PART D: GENERAL ...............................................................6
      INDEMNITY AND INSURANCE FOR DIRECTORS AND EMPLOYEES .....................6
      EXECUTION OF DEEDS ......................................................7
      LIQUIDATION .............................................................7

SCHEDULE: PROCEEDINGS OF THE BOARD ............................................8
      NOTICE OF MEETING .......................................................8
      MEETING AND QUORUM ......................................................8
      CHAIRPERSON .............................................................9
      VOTING ..................................................................9
      MINUTES ................................................................10
      OTHER PROCEEDINGS ......................................................10

                                 CONSTITUTION OF
                       WEIGHT WATCHERS NEW ZEALAND LIMITED
--------------------------------------------------------------------------------

================================================================================
                                 CONSTITUTION OF
                           WEIGHT WATCHERS NEW ZEALAND
                                    LIMITED
================================================================================

                Certified as the constitution of Weight Watchers
                  New Zealand Limited adopted on registration.

Name: Stephen Lowe
Applicant for registration
Date: